Exhibit 99.1

Phathom Pharmaceuticals Reports Second Quarter 2026 Financial Results and Provides Business Update

•	~1.7 million total VOQUEZNA® prescriptions filled to date

•	Record Q2 2026 net revenues of $74.3 million, increased 88% vs. Q2 2025 and 27% vs. Q1 2026

•	Q2 operating expenses of $63.1 million, reduced by 33% vs. Q2 2025

•	Initiating Phase 3 clinical trial evaluating as-needed dosing of VOQUEZNA® in patients with Non-Erosive GERD (NERD)

•	Updated full-year 2026 financial guidance

•	Conference call and webcast today, July 30, 2026, at 8:00 a.m. EDT

FLORHAM PARK, N.J., July 30, 2026 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on commercializing and developing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the second quarter ended June 30, 2026, and provided a business update.

“The second quarter marked an important milestone for Phathom as we delivered strong quarterly revenue growth, achieved operating profitability, excluding stock-based compensation, and continued to build momentum toward realizing the long-term blockbuster potential for VOQUEZNA,” said Steven Basta, President and Chief Executive Officer of Phathom. “Our performance reflects the significant transformation we’ve made over the past year. We have delivered on the pivot to focus our primary call point on gastroenterologists, substantially reduced our expenses, and nearly doubled quarterly revenue for Q2 of 2026 versus Q2 of 2025. We believe VOQUEZNA has the potential to reach $1 billion in annual revenue through our focus on gastroenterology providers, with an additional $1 billion annual opportunity through expanded engagement in primary care.”

“Phathom is a fundamentally different company than it was a year ago. Our second quarter financial performance demonstrates the continued strengthening of our financial profile as we delivered record quarterly revenue and achieved operating profitability, excluding stock-based compensation, for the first time,” said Sanjeev Narula, Chief Financial and Business Officer of Phathom. “Our more moderate revenue guidance still reflects meaningful growth in the second half of 2026.”

Recent Business Highlights and Second Quarter 2026 Results

VOQUEZNA Commercial Progress:

•	Approximately 1.7 million total VOQUEZNA prescriptions have been filled as of July 17, 2026.

•	Approximately 325,000 total VOQUEZNA prescriptions were filled during the second quarter, an 88% increase compared to the second quarter 2025, and a 21% increase compared to first quarter 2026.

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Approximately 209,000 covered prescriptions were filled during the second quarter, representing approximately 64% of total quarterly prescriptions. Covered prescriptions increased 79% compared to the second quarter 2025 and grew 24% compared to first quarter 2026.

Pipeline Updates:

•	VOQUEZNA Phase 3 As-Needed Program

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Building on previously reported positive Phase 2 results, Phathom plans to initiate a registrational Phase 3 clinical program evaluating VOQUEZNA for as-needed (PRN) use in patients with Non-Erosive GERD (NERD). First subject enrollment for the planned Phase 3 trial is expected during the fourth quarter of 2026.

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Many patients receiving daily acid suppression therapy would prefer a potent treatment option that can be taken as-needed. The Company believes, if the Phase 3 trial is successful, this potential label expansion could address the unmet needs of patients and physicians while expanding the market opportunity for VOQUEZNA.

•	Eosinophilic Esophagitis (EoE)

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In June 2026, Phathom completed enrollment in its Phase 2 pHalcon-EoE-201 trial evaluating VOQUEZNA in patients with Eosinophilic Esophagitis (EoE). Topline results from the 12-week blinded treatment portion of the trial are expected during the fourth quarter of 2026. If the results of this Phase 2 trial are positive, Phathom intends to discuss with the FDA potential future development plans in EoE, including pediatric evaluation that could potentially support a 6-month extension of regulatory exclusivity for VOQUEZNA.

Second Quarter 2026 Financial Results:

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Revenue: Net revenues for the second quarter 2026 were $74.3 million, an increase of 88% or $34.8 million compared to $39.5 million for second quarter 2025. The increase was due to continued growth from execution of Phathom’s commercial strategy.

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Research and development (R&D) expenses: R&D expenses for the second quarter 2026 were $7.8 million, a decrease of $1.3 million compared to $9.1 million for second quarter 2025. The decrease was primarily due to lower personnel-related expenses and project costs.

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Selling, general and administrative (SG&A) expenses: SG&A expenses for the second quarter 2026 were $55.3 million, a decrease of $30.0 million compared to $85.3 million for second quarter 2025. The decrease was primarily due to a reduction in commercial-related direct-to-consumer (DTC) promotional expenses and lower personnel-related expenses.

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Operating expenses: Operating expenses for the second quarter 2026 were $63.1 million, compared to $94.4 million for the second quarter 2025. The decrease of $31.2 million compared to the second quarter 2025 was attributable to cost savings associated with lower commercial promotional spend, lower personnel-related expenses, and lower third-party spend. Cash operating expenses decreased approximately 34% year-over-year, reflecting disciplined execution and continued focus on cost management across the organization. Second quarter 2026 operating expenses included a non-cash charge related to stock-based compensation of $6.7 million, compared to $8.3 million for the second quarter 2025. Non-GAAP operating expenses, which exclude stock-based compensation charges, for the second quarter 2026 were $56.4 million, compared to $86.1 million for the second quarter 2025.

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Net loss: Net loss for the second quarter 2026 was $17.6 million, compared to $75.8 million for second quarter 2025. Non-GAAP adjusted net loss for the second quarter 2026 was $0.1 million compared to $56.5 million for the same period in 2025. These non-GAAP adjusted net loss amounts, as more fully described below under “Non-GAAP Financial Measures,” exclude non-cash stock-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

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Cash and cash equivalents: As of June 30, 2026, cash and cash equivalents were $182.5 million, an increase of $1.6 million compared to the first quarter ended 2026. Based on its current operating plan, Phathom continues to believe cash on hand along with anticipated future cash generated from operations will be sufficient to invest in its business and satisfy all outstanding debt obligations without requiring additional debt or equity financing.

2026 Financial Guidance

Phathom is updating its full-year 2026 financial guidance as follows:

	Updated FY 2026 Guidance	Previous FY 2026 Guidance
Net Revenue	$310–325 million	$320–345 million
Non-GAAP operating expenses, excluding stock-based compensation	$235–245 million	$235–255 million

Phathom continues to expect to achieve operating profitability for the remainder of 2026 and for the full year, excluding stock-based compensation. The Company is maintaining its guidance for gross-to-net discount (55-59%) and gross margin (~80%).

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its second quarter 2026 financial results and business highlights today, July 30, 2026, at 8:00 a.m. EDT. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the call and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP operating profitability, operating expense, adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP operating profitability, adjusted operating expense, net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. Non-GAAP operating profitability and non-GAAP operating expense exclude non-cash stock-based compensation, which is impacted by changes in the market price of common stock. Adjusted net loss and net loss per share exclude (i) non-cash stock-based compensation, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan. Phathom does not provide a reconciliation of projected non-GAAP operating profitability or operating expense to GAAP operating expense due to the inherent difficulty in forecasting and quantifying non-cash stock-based compensation which is dependent on changes in the market price of common stock and necessary for such reconciliation.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the commercialization and development of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) for the U.S., Europe and Canada. Phathom currently markets vonoprazan in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, and as part of VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) and VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, including without limitation statements regarding: our guidance and expectations regarding financial results for 2026, including revenues from sales of VOQUEZNA, operating expenses, gross-to-net and gross margin; our beliefs, outlook and expectations with respect to future commercialization plans, activities and potential results; our belief in the potential size of the commercial opportunity for VOQUEZNA and ability to realize its potential; our belief in our ability to maintain operating profitability excluding non-cash stock based compensation; our belief in the sufficiency of our cash and expected revenues to fund our current operating plan and meet outstanding debt obligations; our development plans and potential timelines including our expectations for reporting topline results from the pHalcon-EoE-201 trial and planned activities with respect to our Phase 3 clinical trial in as-needed use; our business strategy, goals, mission and vision, including our goal to be a leader in GI; and our other expectations, forecasts and predictions as to future performance, results and likelihood of success. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the risk that: we may not be able to continue to successfully commercialize VOQUEZNA, achieve operating results, revenues or growth, at the levels we expect, or realize the potential market opportunity; the market opportunity for VOQUEZNA may be significantly smaller than our expectations; market acceptance for VOQUEZNA from healthcare professionals, patients, and payors in the indications for which it is approved may be significantly lower than we anticipate; we may encounter coverage, reimbursement, market access, or other issues in the course of our commercialization efforts that may negatively impact our efforts and results; our ongoing and planned commercial activities may not have the impact on results we expect; the unmet need for new treatment options in GERD may not be as high as we anticipate; estimates of the number of patients with the disorders for which VOQUEZNA is approved, now or in the future, and our estimates of potential market size may not be accurate; our decisions as to where to allocate our resources and focus our efforts may not lead to the results we expect; we may not seek, achieve or maintain the patent and regulatory exclusivity we expect or that could be available to us and may encounter generic competition sooner than we anticipate; our results may be negatively impacted by the launch of other competitive products; we may experience adverse impact as the result of our dependence on third parties in connection with commercialization, product manufacturing, research and preclinical and clinical testing; we may be negatively impacted by regulatory developments or other governmental actions in the United States, including government healthcare reform; we may encounter unexpected adverse side effects or inadequate efficacy of VOQUEZNA that may limit or impair market acceptance or impair current or future development or regulatory approvals, or may result in recalls, withdrawals or product liability claims; we may not be able to obtain and maintain intellectual property protection important to our business; if we were to breach our license agreement with Takeda for vonoprazan, Takeda might take action, including termination, that would significantly impair our business; we may encounter potential delays in the commencement, recruitment, enrollment, data readouts and completion of our clinical trials; we may receive negative or mixed results from our ongoing or future clinical trials that impact our business, goals or future opportunities; our operating expenses and cash use may be higher than we anticipate, including if we decide to engage in activities not currently in our plan or if we face unexpected, or higher than anticipated, expenses, including as the result of unexpected events such as litigation; depending on our operating results and activities, we may not achieve our financial guidance and we may not maintain operating profitability or cash flow positivity on the timelines we expect or at all; for the foregoing or other reasons, in the future, we may not have sufficient cash to fund our operations at the levels we expect or to meet our obligations under the term debt or revenue interest financing agreement (RIFA) or our other obligations or to enable us to achieve profit from operations; we may need to or decide to raise additional capital and we may not be able to do so on acceptable terms or at all; and any of the foregoing or other factors may negatively impact our ability to achieve our plans, goals, mission, vision and potential. For additional discussion of these and other risks, see the risk disclosure in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2026 Phathom Pharmaceuticals. All rights reserved.

VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.

Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	June 30, 2026	December 31, 2025

Cash and cash equivalents	$182,478	$129,972
Total assets	$327,075	$259,149
Total liabilities	$671,348	$697,318
Total stockholders’ deficit	$(344,273)	$(438,169)

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product revenue, net	$74,274	$39,503	$132,575	$68,023
Cost of revenue	15,096	5,038	27,091	8,762

Gross profit	59,178	34,465	105,484	59,261
Operating expenses:
Research and development	7,813	9,076	15,585	18,260
Selling, general and administrative	55,330	85,313	109,341	179,787

Total operating expenses	63,143	94,389	124,926	198,047

Loss from operations	(3,965)	(59,924)	(19,442)	(138,786)

Other (expense) income:
Interest income	1,510	1,787	3,246	4,427
Interest expense	(15,103)	(17,518)	(30,900)	(35,588)
Other expense, net	(24)	(155)	(855)	(179)

Total other expense	(13,617)	(15,886)	(28,509)	(31,340)

Net loss and comprehensive loss	$(17,582)	$(75,810)	$(47,951)	$(170,126)

Net loss per share, basic and diluted	$(0.21)	$(1.05)	$(0.58)	$(2.36)

Weighted-average shares of common stock outstanding, basic and diluted	83,747,104	72,466,203	82,903,547	72,219,179

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	$(17,582)	$(75,810)	$(47,951)	$(170,126)
Stock-based compensation expense (A)	6,712	8,272	12,246	13,812
Non-cash interest on revenue interest financing liability	9,828	10,306	19,129	21,309
Interest expense related to amortization of debt discount	912	734	1,756	1,430

Non-GAAP adjusted net loss	$(130)	$(56,498)	$(14,820)	$(133,575)

Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	$(0.21)	$(1.05)	$(0.58)	$(2.36)
Stock-based compensation expense (A)	0.08	0.11	0.15	0.19
Non-cash interest on revenue interest financing liability	0.12	0.14	0.23	0.30
Interest expense related to amortization of debt discount	0.01	0.01	0.02	0.02

Non-GAAP net loss per share — basic and diluted	$0.00	$(0.79)	$(0.18)	$(1.85)

Weighted-average shares of common stock outstanding, basic and diluted	83,747,104	72,466,203	82,903,547	72,219,179

(A) Stock-based compensation consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Research and development	1,126	1,650	1,925	2,980
Selling, general and administrative	5,586	6,622	10,321	10,832